UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

SOC TELEMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39160	84-3131208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Business Center Drive, Suite 100

Reston, Virginia 20190

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 483-9690

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	TLMD	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TLMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 28, 2021, the Board of Directors of SOC Telemed, Inc. (the “Company”) approved certain strategic, operational and organizational plans to improve productivity and reduce complexity in the way the Company manages its business. In connection with these actions, the Company expects to reduce non-clinical headcount by approximately 12%. The Company also plans to downsize, vacate or close certain facilities and terminate certain contracts in connection with the restructuring plan. The Company estimates that it will incur up to $3 million in costs in connection with the restructuring, approximately $2 million for severance and termination benefits and approximately $1 million for site closures and other exit and disposal costs. These actions are expected to be substantially completed by the end of 2021. The Company estimates annualized benefits from the restructuring plan of approximately $7-9 million after calendar year 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOC Telemed, Inc.

Date: November 3, 2021	By:	/s/ Eunice Kim
	Name:	Eunice Kim
	Title:	General Counsel and Corporate Secretary

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